UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 23, 2011

SPRINT NEXTEL CORPORATION

(Exact name of Registrant as specified in its charter)

Kansas	1-04721	48-0457967
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6200 Sprint Parkway, Overland Park, Kansas	66251
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (800) 829-0965

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Long-Term Incentive Compensation Plan

                    This current  report on Form 8-K/A updates  information  provided on a Form 8-K, dated  January 26, 2009, in which Sprint  Nextel  Corporation  (the  “Company”) reported  that the  Compensation  Committee  of the  Board of  Directors  of the Company established the performance  objectives and other terms of the Company's 2009 Long-Term  Incentive Plan for officers and other eligible employees of the Company (the "2009 LTI Plan"). For 2009, the Compensation Committee established the performance objective as free cash flow, however, it retained the ability to change the objective for the second and third annual performance periods.  On March 22, 2010, the Company filed a Form 8-K/A providing that the Compensation Committee established the 2010 objectives as free cash flow and net service revenue, weighted equally.

                    On February 23, 2011, the Compensation Committee established the 2011 objectives as free cash flow and net service revenue, weighted equally.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRINT NEXTEL CORPORATION

Date: February 25, 2011		/s/ Timothy O’Grady
	By:	Timothy O’Grady
Assistant Secretary